SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported) April 21, 1997

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                         COUNTRY STAR RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

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   Delaware                    33-67526-A                       62-1536550
(State or other              (Commission File                  (IRS Employer
jurisdiction of                   Number)                   Identification No.)
incorporation)

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11150 Santa Monica Boulevard, Suite 650, Los Angeles, CA      90025
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(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code  310/268-2200


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Item 5. Other Events

     Country Star Restaurants, Inc. ("the Company") reports litigation involving its Atlanta restaurant.

     On April 1, 1997, the Company received written notice from 3030 Peachtree, LLC ("Landlord"), its landlord with respect to its Atlanta restaurant, stating the Landlord's position that the Company was in default of its obligations under the lease. Specifically, the notice alluded to the following alleged events of default, among others: (i) the alleged failure to achieve lien-free completion of the Atlanta restaurant; (ii) the alleged abandonment by the Company of the Atlanta restaurant; and (iii) the alleged failure of the Company to remedy certain construction defects.

     The Company submitted a written response to the Landlord stating that it disputed the Landlord's contentions that there have been any defaults and advising the Landlord of the Company's efforts to clear invalid liens, to cure alleged construction defects cited by the landlord and to reopen the Atlanta restaurant.

     The Landlord served the Company with a notice which purported to terminate the lease. On or about April 21, 1997 the Landlord commenced an action in the Magistrate Court of Fulton County, Georgia, seeking to have the Atlanta restaurant turned over to it on the grounds that the Company is holding over in the premises beyond the term for which they were leased to the Company.

     The Company intends to defend the action vigorously. The Company contends that many of the Landlord's allegations of default were false, that others which were not false have been cured and that others were directly caused by the Landlord's bad faith in performing its obligations under the lease. The Company also contends that the notice which purported to terminate the lease was defective.

     The litigation will require the resolution of many factual issues and may require expert testimony regarding the construction of the facility. Because of the predominance of issues of fact in this litigation, the Company is unable to predict its outcome.

     The Company has commenced a related legal action against the Landlord and the Dime Savings Bank of New York, FSB, in the Superior Court of the State of California, County of Los Angeles. In this action the Company seeks to hold the Landlord and the codefendant liable for breach of contract involving escrow accounts that were established in connection with the construction of the Atlanta facility. In this action, in addition to seeking damages against Landlord and the co-defendant, the Company is seeking a

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declaratory judgment that the Atlanta lease remains in effect and an injunction against the termination of that lease. This action will also require the resolution of factual issues and may require expert testimony.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Los Angeles, State of California on April 29, 1997.

                                                  COUNTRY STAR RESTAURANTS, INC.
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                                                           (Registrant)

Dated:      April 29, 1997                             /s/ Dan J. Rubin
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                                                         (Signature)
                                                Dan J. Rubin, Chief Executive
                                                   Officer and President

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